Exhibit 99.1

For Immediate Release

Broder Bros., Co. Acquires Amtex Imports Inc.

Trevose, PA – September 29, 2006 – Broder Bros., Co. (the “Company”), the largest U. S. distributor of imprintable activewear, announced today that on September 28, 2006 it acquired substantially all the assets of Amtex Imports Inc. (“Amtex”), an imprintable activewear distributor based in Northlake, Illinois.

The acquisition of Amtex will facilitate the Company’s entry into the Chicago market. As disclosed in the Company’s second quarter 2006 earnings release, the Company leased a 425,000 square foot facility in Chicago, IL, which will operate as a multi-branded distribution center. Amtex is a single location distributor with approximately $40 million in annual revenues, approximately 40 employees, has product mix similar to the Company’s and has strong penetration in the Chicago market. The purchase price was approximately $6.8 million and the Company acquired approximately $4.5 million in net working capital. The acquisition was financed with borrowings under the Company’s asset-based credit facility and was substantially supported by the incremental borrowing capacity provided by the assets of Amtex. The Amtex operating results coupled with anticipated synergies are expected to have a slight de-levering effect on the Company.

Amtex’s market share in the Chicago region complements Broder’s national scale. Amtex offers a product line consistent with Broder merchandise offerings and creates opportunities for synergies with minimal expected impact on Amtex’s customers. The Company will provide additional information in its third quarter earnings release, which will be issued in early November 2006.

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About Broder Bros., Co.

Broder Bros., Co. owns and operates three leading brands in the imprintable sportswear industry: “Broder,” “Alpha” and “NES.” Through these three long-standing and well-recognized industry leaders, the Company operates 17 distribution centers, strategically located throughout the United States, with the capability to ship to over 80% of the U.S. population in one day and 98% of the U.S. population in two days. The imprintable sportswear industry is characterized by a highly fragmented customer base comprised primarily of regional and local decorators who, primarily because of their size, do not generally purchase directly from manufacturers. The Company provides the resources to handle small orders, while offering broad selection, depth of inventory and rapid delivery. The Company’s customers are decorators who decorate the blank products it supplies and then in turn sell to a wide variety of end consumers.

The Broder, Alpha and NES brands offer unparalleled customer service, product selection, industry leading catalogs and marketing materials that have been central to the success of each brand. The Company offers virtually all of the leading industry product styles including those manufactured by Russell, Fruit of the Loom, Hanes, Anvil and Gildan, as well as many exclusive brands including Adidas Golf, Champion and Columbia Sportswear. The Company has also developed proprietary brands including Devon & Jones, Chestnut Hill, Authentic Pigment, Harriton, HYP, Desert Wash, Great Republic and Harvard Square.

Broder Bros., Co. was purchased in May 2000 by Bain Capital, one of the leading private equity investment firms in the world. Subsequent to Bain’s purchase of Broder Bros., Co., the Company expanded its geographic reach and market share through the acquisitions of St. Louis T’s in 2000, Full Line Distributors and Gulf Coast Sportswear in 2001, T-Shirts & More and Alpha Shirt Company in 2003, NES Clothing Company in 2004 and Amtex in 2006.

Broder Bros., Co. headquarters are located at Six Neshaminy Interplex, Trevose, PA 19053. Further information can be found on the Company’s websites: www.broderbrosco.com, www.broderbros.com, www.alphashirt.com, www.nesclothing.com and www.amtex.com.

Forward-Looking Information

This press release contains forward-looking information. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives and expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “likely,” “will,” “should” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by those statements, include, but are not limited to: (a) general economic conditions; (b) risks related to the integration of acquired businesses; (c) risks related to our overall acquisition strategy; (d) significant competitive activity, including promotional and price competition; (e) changes in customer demand for our products and our ability to protect and/or expand customer relationships; (f) price volatility of raw materials; (g) success of our marketing and advertising programs; (h) risks associated with new products and new product features; (i) collectibility of receivables from our customers; (j) ability to attract and retain key personnel; (k) costs of insurance and other selling, general and administrative expenses; (l) risks related to our emphasis on private label products; and (m) other risk factors listed in our reports filed with the Securities and Exchange Commission from time to time. We undertake no obligation to revise the forward-looking statements included in this Press Release to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed or implied by these forward-looking statements.